UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

May 27, 2015

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WILSHIRE BANCORP, INC.

(Exact name of registrant as specified in its charter)

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California	000-50923	20-0711133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3200 Wilshire Boulevard, Los Angeles, California 90010
(Address of principal executive offices) (Zip Code)

(213) 387-3200
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07                     SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Wilshire Bancorp, Inc. (“the Company”) held its 2015 Annual Meeting of Shareholders on Wednesday, May 27, 2015. At the 2015 Annual Meeting, the shareholders of the Company voted upon the following proposals:

1.         To elect two directors assigned to Class II of the Board of Directors of Wilshire Bancorp for three year terms expiring at the 2018 Annual Meeting of Shareholders or until their successors are duly elected and qualified;

2.         A non-binding, advisory proposal on the compensation of Wilshire Bancorp’s named executive officers; and

3.         To ratify the Board of Directors’ selection of Crowe Horwath LLP as Wilshire Bancorp’s independent registered public accounting firm for the fiscal year ending December 31, 2015;

As of March 30, 2015, the record date for the 2015 Annual Meeting, there were 78,329,839 shares of the Company’s common stock outstanding and entitled to vote at the 2015 Annual Meeting. Shareholders holding 72,094,910 shares were present at the meeting, in person or represented by proxy.  Set forth below are the final voting results on each matter submitted to a vote of the Company’s shareholders.

At the 2015 Annual Meeting, each of the individuals nominated by the Board of Directors to serve as a Class II director of the Company was duly elected by the Company’s shareholders, and the final results of the votes cast with respect to the two Class II director nominees were as follows:

	For	Against	Withheld	Broker Non- Vote

Craig Mautner	56,498,107	-	198,659	15,398,144
John R. Taylor	55,631,957	-	1,064,809	15,398,144

At the 2015 Annual Meeting, the shareholders approved the non-binding advisory proposal on the compensation of the Company’s named executive officers, with 56,486,876 shares voting for the proposal, 80,752 shares voting against the proposal, 129,138 shares abstaining, and 15,398,144 broker non-votes.

At the 2015 Annual Meeting, the shareholders ratified the Board of Directors’ selection of Crowe Horwath LLP as Wilshire Bancorp’s independent registered public accounting firm for the fiscal year ending December 31, 2015 with 71,012,008 shares voting for the ratification, 1,029,338 shares voting against the ratification, and 53,564 shares abstaining. There were no broker non-votes.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILSHIRE BANCORP, INC.

Date: May 28, 2015	By:	/s/ Alex Ko
Alex Ko, Executive Vice President, Chief Financial Officer